EXHIBIT 99.1
Lennox International consolidates Refrigeration operations; closes factory in Danville, IL
     (DALLAS, October 10, 2007) — Lennox International Inc. (NYSE: LII) announced plans to close its Refrigeration operations in Danville, IL and consolidate its Danville manufacturing, support, and warehouse functions in its Tifton, GA and Stone Mountain, GA operations. The LII facility in Danville manufactures evaporators and other heat transfer products for the commercial refrigeration industry.
     The consolidation will be a phased process and is expected to be completed over the next 18 months.
     “Decisions involving our employees and their families are always difficult,” said Todd Bluedorn, LII CEO. “However, because of increasing pressures we face in our refrigeration markets from both domestic and foreign competition, the consolidation of our Refrigeration operations is necessary for us to remain competitive.”
     “This decision is not a reflection of the quality of our people in Danville, but a consequence of how our market and competitive situation have evolved in recent years,” said Chris Peel, vice president and general manager, Heatcraft Refrigeration Products LLC. “In planning the consolidation, a high priority has been placed on minimizing the impact on our customers and being respectful of the employees who made our Danville operations such an important contributor to our business for over 17 years.”
     Lennox International Inc., through its subsidiaries, is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at http//:www.lennoxinternational.com or by contacting Karen O’Shea, vice president, communications and public relations, at 972-497-5172.
     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.